As filed with the Securities and Exchange Commission on April 28, 1999
                                              Registration No. _______

                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                ____________

                                 FORM S-3

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         UNION CARBIDE CORPORATION
            (Exact name of registrant as specified in its charter)
                                New York
                        (State of incorporation)
                              13-1421730

                     (I.R.S. Employer Identification No.)

39 Old Ridgebury Road                    Bruce D. Fitzgerald
Danbury, Connecticut 06817-0001          Vice President, General Counsel and
                                            Secretary
(203) 794-2000                           39 Old Ridgebury Road, 203-794-2000
(Address and telephone number            Danbury, CT  07817-0001
of registrant's principal                (Name, address and telephone number
executive offices)                        of agent for service)


Approximate date of commencement of proposed sale to the public:
          From time to time after the effective date of the Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/ 333- [_______]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/ 333-[________]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /__/

CALCULATION OF REGISTRATION FEE

Title of each   : Amount to  : Proposed maximum: Proposed maximum: Amount of class of secur- : be regis-  : offering price  : aggregate offer-:Registration
itites          : tered(1)(2): per unit (3)    : ing price(2)(3) : Fee
to be registered:            :                 :                 :
                :            :                 :                 :
Debt            :            :                 :                 :
Securities      :$360,000,000:    100%         : $360,000,000    :$100,080.00

1) If any securities are issued with original issue discount, the amount registered is such greater amount as results in an aggregate initial offering price not to exceed $360,000,000.

2) In U.S. dollars or the equivalent thereof in foreign denominated currency or a composite currency.

3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933 and exclusive of accrued interest, if any.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

          Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement also relates to $140,000,000 of debt securities registered and remaining unissued under Registration Statement No. 333-59635 previously filed by the Registrant, in respect of which $42,424.02 was paid to the Commission as a filing fee.

Subject to completion dated April 28, 1999

          The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



PROSPECTUS


                         $500,000,000 DEBT SECURITIES
                           UNION CARBIDE CORPORATION


          Union Carbide Corporation may offer and sell from time to time debt securities at an initial offering price not to exceed $500,000,000 (or the equivalent in foreign currency). Union Carbide may offer the debt securities in one or more series, in amounts, at prices and upon terms to be determined at the time of offering. Union Carbide may sell the debt securities directly, through agents selected from time to time, or to or through underwriters or dealers.

          A prospectus supplement accompanying this prospectus will described the principal amount, maturity, rate and time of payment of interest, any redemption provisions, initial public offering price and proceeds to Union Carbide. The prospectus supplement will also indicate any other specific terms relating to the offering and sale of the debt securities, including the names of the underwriters or agents.

          You should read this prospectus and any accompanying prospectus supplement carefully before you invest.



         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


          The date of this Prospectus is April 28, 1999.

            When purchasing the debt securities, you should rely only on the information contained or incorporated by reference in this prospectus or any accompanying supplemental prospectus. Union Carbide has not authorized anyone to provide you with different information or to make any additional representations. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of each of these documents.




                             TABLE OF CONTENTS


About This Prospectus......................................................3
Available Information......................................................3
Incorporation of Certain Documents by Reference............................3
Information about Union Carbide Corporation................................4
Use of Proceeds............................................................4
Ratio of Earnings to Fixed Charges.........................................4
Description of the Securities..............................................5
Plan of Distribution.......................................................15
Legal Opinions.............................................................16
Experts....................................................................17

                        ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that Union Carbide filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under the "shelf" process Union Carbide may sell any combination of the senior unsecured debt securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides a general description of the senior unsecured debt securities Union Carbide may offer. Each time the senior unsecured debt securities are sold, Union Carbide will provide a prospectus supplement which contains specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

                         AVAILABLE INFORMATION

          Union Carbide files annual, quarterly and special reports, proxy statements and other information with the SEC. You may inspect and copy reports, proxy statements, and other information filed by Union Carbide at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such information may be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information regarding the operation of the Public Reference Section may be obtained by calling 1-800-SEC-0330. The SEC also maintains a World Wide Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. In addition, you may inspect reports, proxy statements, and other information concerning Union Carbide at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605, and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows Union Carbide to "incorporate by reference" information Union Carbide files with the SEC, which means Union Carbide can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that Union Carbide files later with the SEC will automatically update and supersede this information. Union Carbide incorporates by reference the following documents (File No. 1-1463):

     o  Annual Report on Form 10-K for the year ended December 31, 1998;

     o Current Reports on Form 8-K dated January 25, 1999, March 16, 1999, April 7, 1999 and April 26, 1999; and

     o All other documents filed by Union Carbide pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this prospectus and prior to the termination of the offering of the senior unsecured debt securities.

          You may request a copy of these filings other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents) at no cost, by writing or telephoning Union Carbide at the following address: Union Carbide Corporation, Investor Relations Department, 39 Old Ridgebury Road, Danbury, Connecticut 06817-0001, telephone
(203) 794-6445.

                  INFORMATION ABOUT UNION CARBIDE CORPORATION

          Union Carbide Corporation is a worldwide chemicals and polymers company with two business segments, Specialties & Intermediates and Basic Chemicals & Polymers.

          o Specialties & Intermediates converts basic and intermediate chemicals into a diverse portfolio of chemicals and polymers serving industrial customers in many markets. This segment also provides technology services, including licensing, to the oil and gas and petrochemicals industries.

          o The Basic Chemicals & Polymers segment converts hydrocarbon feedstocks, principally liquefied petroleum gas and naphtha, into ethylene or propylene used to manufacture polyethylene, polypropylene, ethylene oxide and ethylene glycol for sale to third-party customers, as well as propylene, ethylene, ethylene oxide and ethylene glycol for consumption by the Specialties & Intermediates segment.

          Union Carbide was incorporated in 1917 under the laws of the State of New York. The principal executive offices of Union Carbide are located at 39 Old Ridgebury Road, Danbury, Connecticut 06817-0001, telephone (203) 794-2000.

                              USE OF PROCEEDS

          Unless otherwise indicated in an accompanying prospectus supplement, Union Carbide will use the net proceeds from the sale of the senior unsecured debt securities to retire outstanding debt and otherwise for general corporate purposes. Information concerning the interest rates and maturities of Union Carbide's outstanding debt is set forth in the notes to the financial statements in the filings of Union Carbide incorporated by reference.

                   RATIO OF EARNINGS TO FIXED CHARGES

          The following table shows the ratio of earnings to fixed charges of Union Carbide for the periods indicated:

                                                     Year Ended
                                        1998   1997   1996   1995   1994
Ratio of Earnings to Fixed Charges       3.8    4.5    6.2    9.4    5.4


For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of pre-tax income of consolidated companies from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees plus (a) fixed charges,

(b) amortization of capitalized interest, (c) distributed income of equity investees and (d) Union Carbide's share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges less
(a)interest capitalized, (b) preference security dividend requirements of consolidated subsidiaries, and (c) the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges means the sum of (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preference security dividend requirements of consolidated subsidiaries. Union Carbide has a 45 percent equity investment in EQUATE Petrochemical Company ("EQUATE"). During 1998, 1997, and in the last quarter of 1996, Union Carbide severally guaranteed 45 percent of EQUATE's long-term debt and working capital financing needs.
During the first three quarters of 1996, Union Carbide severally guaranteed up to $225 million of EQUATE's interim debt. Interest charges on outstanding borrowings guaranteed by Union Carbide totaled $67 million, $58 million and $13 million for the years ended December 31, 1998, 1997 and 1996, respectively, and have been included, along with Union Carbide's equity in EQUATE's pre-tax loss for the same periods, in the calculation of the ratio of earnings to fixed charges.

                      DESCRIPTION OF SECURITIES

          The senior unsecured debt securities ("Securities") will be issued in one or more series under an indenture or indentures ("Indenture") between Union Carbide and one or more trustees. This summary is not complete and may not contain all of the information that is important to you. You should refer to the specific terms of the Indenture for a complete statement of the terms and the Securities.

General

          The Indenture does not limit the amount of Securities that can be issued and provides that the Securities may be issued in series up to the aggregate principal amount which may be authorized from time to time by Union Carbide. The Securities will be unsecured and will rank equally with all other unsecured and unsubordinated debt of Union Carbide.

          A prospectus supplement relating to any Securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

      o the designation, aggregate principal amount, currency or composite currency and denominations;

      o the price at which such Securities will be issued and, if an index formula or other method is used, the method for determining amounts of principal or interest;

      o the maturity date and other dates, if any, on which principal will be payable;

      o  the interest rate (which may be fixed or variable), if any;

      o the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;

      o  the manner of paying principal or interest;

      o  the place or places where principal and interest will be payable;

      o  the terms of any mandatory or optional redemption by Union
         Carbide;

      o the terms of any redemption at the option of the holders of the Securities;

      o whether the Securities are to be represented in whole or in part by a Security in global form and, if so, the identity of the depositary for any global Security;

      o  any tax indemnity provisions;

      o if the Securities provide that payments of principal or interest may be made in a currency other than that in which Securities are denominated, the manner for determining such payments;

      o the portion of principal payable upon acceleration of a discounted security (as defined below);

      o  whether and upon what terms the Securities may be discharged;

      o any events of default or restrictive covenants in addition to or in lieu of those set forth in the Indenture;

      o provisions for electronic issuance of Securities or for Securities in uncertificated form; and

      o any additional provisions or other terms not inconsistent with the provisions of the Indenture, including any terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the Securities.

          Securities of any series may be issued either as registered Securities in certificated or uncertificated form or both, as described in the terms of the series. Unless otherwise set forth in the prospectus supplement, Union Carbide will issue the Securities in denominations of $1,000 and whole multiples of $1,000. The Securities of a series may be issued in whole or in part in the form of one or more global Securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to the series. Unless otherwise indicated in the prospectus supplement, the terms of the depositary arrangement with respect to any Securities of a series specified in the prospectus supplement as being represented by global Securities will be as described below under "Global Securities."

          Registration of transfer of the Securities may be requested upon surrender of the certificate representing the Securities at any agency of Union Carbide maintained for that purpose and upon fulfillment of all other requirements of the agent.

          Securities may be issued under the Indenture as discounted securities to be offered and sold at a substantial discount from the principal
amount.   Special United States federal income tax and other considerations will be described in the prospectus supplement relating to the discounted securities. "Discounted Security" means a Security where the amount of principal due upon acceleration is less than the stated principal amount.


Covenants

          The Securities will not be secured by any properties or assets and will represent unsecured debt of Union Carbide. Since secured debt ranks ahead of unsecured debt, the limitation on liens and the limitation on sale-leaseback transactions place some restrictions on Union Carbide's ability to incur additional secured debt or its equivalent when the asset securing the debt is a material manufacturing facility in the United States. The limitations are subject to a number of qualifications and exceptions described below. Union Carbide cannot assure you that a facility subject to the limitations at any time will continue to be subject to those limitations at a later time.

          Unless otherwise indicated in a prospectus supplement, the covenants contained in the Indenture and the Securities do not afford holders of the Securities protection in the event of a highly leveraged or other transaction involving Union Carbide that may adversely affect holders of the Securities.

     Definitions.

          "Attributable Debt" for a lease means, as of the date of determination, the present value of net rent for the remaining term of the lease. Rent shall be discounted to present value at a discount rate that is
compounded semi-annually.   The discount rate shall be 10% per year or, if
Union Carbide elects, the discount rate shall be equal to the weighted average Yield to Maturity of the Securities under the Indenture. Such average shall be weighted by the principal amount of the Securities of each series or, in the case of discounted securities, the amount of principal that would be due as of the date of determination if payment of the Securities were accelerated on that date.

          Rent is the lesser of (a) rent for the remaining term of the lease assuming it is not terminated or (b) rent from the date of determination until the first possible termination date plus the termination payment then due, if any. The remaining term of a lease includes any period for which the lease
has been extended.   Rent does not include (1) amounts due for maintenance,
repairs, utilities, insurance, taxes, assessments and similar charges or (2) contingent rent, such as that based on sales. Rent may be reduced by the discounted present value of the rent that any sublessee must pay from the date of determination for all or part of the same property. If the net rent on a lease is not definitely determinable, Union Carbide may estimate it in any reasonable manner.

          "Consolidated Net Tangible Assets" means total assets less (a) total current liabilities (excluding Debt due within 12 months) and (b) goodwill, as reflected in Union Carbide's most recent consolidated balance sheet preceding the date of a determination under clause (9) of the "Limitation on Liens" covenant.

          "Debt" means any debt for borrowed money or any guarantee of such a debt.

          "Lien" means any mortgage, pledge, security interest or lien.

          "Long-Term Debt" means Debt that by its terms matures on a date more than 12 months after the date it was created or Debt that the obligor may extend or renew without the obligee's consent to a date more than 12 months after the date the Debt was created.

          "Principal Property" means any manufacturing facility located in the United States (excluding territories and possessions), except any such facility that in the opinion of the board of directors of Union Carbide or any authorized committee of the board is not of material importance to the total business conducted by Union Carbide and its consolidated Subsidiaries.

          "Restricted Property" means any Principal Property or any shares of stock of a Restricted Subsidiary, in each case now owned or hereafter acquired by Union Carbide or a Restricted Subsidiary. At March 31, 1999, "Restricted Property" includes manufacturing facilities of Union Carbide at Norco, LA; Taft, LA; Seadrift, TX; Texas City, TX; Institute, WV; and South Charleston, WV.

          "Restricted Subsidiary" means a Wholly-Owned Subsidiary that has substantially all of its assets located in the United States (excluding territories or possessions) or Puerto Rico and owns a Principal Property.

          "Sale-Leaseback Transaction" means an arrangement where Union Carbide or a Restricted Subsidiary now owns or later acquires a Principal Property, transfers it to a person, and then leases it back from that person.

          "Subsidiary" means a corporation a majority of whose Voting Stock is owned by Union Carbide or a Subsidiary.

          "Voting Stock" means capital stock having voting power under ordinary circumstances to elect directors.

          "Wholly-Owned Subsidiary" means a corporation all of whose Voting Stock is owned by Union Carbide or a Wholly-Owned Subsidiary.

          "Yield to Maturity" means the yield to maturity on a Security at the time of its issuance or at the most recent determination of interest on the Security.

          Limitation on Liens. Union Carbide will not, and will not permit any Restricted Subsidiary to, incur a Lien on Restricted Property to secure a Debt unless:


          (1) the Lien equally and ratably secures the Securities and the Debt. The Lien may equally and ratably secure the Securities and any other obligation of Union Carbide or a Subsidiary.

               The Lien may not secure an obligation of Union Carbide that is subordinated to the Securities;

          (2) the Lien secures Debt incurred to finance all or some of the purchase price or the cost of construction or improvement of property of Union Carbide or a Restricted Subsidiary. The Lien may not extend to any other Restricted Property owned by Union Carbide or a Restricted Subsidiary at the time the Lien is incurred. However, in the case of any construction or improvement, the Lien may extend to unimproved real property used for the construction or improvement. The Debt secured by the Lien may not be incurred more than one year after the later of the (a) acquisition, (b) completion of construction or improvement or (c) commencement of full operation, of the property subject to the Lien;

          (3) the Lien is on property of a corporation at the time the corporation merges into or consolidates with Union Carbide or a Restricted Subsidiary;

          (4) the Lien is on property at the time Union Carbide or a Restricted Subsidiary acquires the property;

          (5) the Lien is on property of a corporation at the time the corporation becomes a Restricted Subsidiary;

          (6) the Lien secures Debt of a Restricted Subsidiary owing to Union Carbide or another Restricted Subsidiary;

          (7) the Lien is in favor of a government or governmental entity and secures (a) payments pursuant to a contract or statute or
               (b) Debt incurred to finance all or some of the purchase price or cost of construction or improvement of the property subject to the Lien;

          (8) the Lien extends, renews or replaces in whole or in part a Lien("existing Lien") permitted by any of clauses (1) through
               (7). The Lien may not extend beyond (a) the property subject to the existing Lien and (b) improvements and construction on such property. However, the Lien may extend to property that at the time is not Restricted Property. The Debt secured by the Lien may not exceed the Debt secured at the time by the existing Lien unless the existing Lien or a previous Lien was incurred under clause (1) or (6); or

          (9) the Debt plus all other Debt secured by Liens on Restricted Property at the time does not exceed 10% of Consolidated Net Tangible Assets. However, the following Debt shall be excluded from all other Debt in the determination: (a) Debt secured by a Lien permitted by any of clauses (1) through (8) and (b) Debt secured by a Lien incurred prior to the date of the Indenture that would have been permitted by any of those clauses if the Indenture had been in effect at the time the Lien was incurred. Attributable Debt for any lease permitted by clause (4) of the "Limitation on Sale and Leaseback" covenant must be included in the determination and treated as

               Debt secured by a Lien on Restricted Property not otherwise permitted by any of clauses (1) through (8).

          In general, clause (9) above, sometimes called a "basket" clause, permits Liens to be incurred that are not permitted by any of the exceptions listed in clauses (1) through (8) above if the Debt secured by all such additional Liens does not exceed 10% of Consolidated Net Tangible Assets at the time.

          Limitation on Sale and Leaseback. Union Carbide will not, and will not permit any Restricted Subsidiary to, enter into a Sale-Leaseback Transaction unless:

          (1)  the lease has a term of three years or less;

          (2) the lease is between Union Carbide and a Restricted Subsidiary or between Restricted Subsidiaries;

          (3) Union Carbide or a Restricted Subsidiary under clauses (2) through (8) of the "Limitation on Liens" covenant could create a Lien on the property to secure Debt at least equal in amount to the Attributable Debt for the lease;

          (4) Union Carbide or a Restricted Subsidiary under clause (9) of the "Limitation on Liens" covenant could create a Lien on the property to secure Debt at least equal in amount to the Attributable Debt for the lease; or

          (5) Union Carbide or a Restricted Subsidiary within 180 days of the effective date of the lease retires Long-Term Debt of Union Carbide or a Restricted Subsidiary at least equal in amount to the Attributable Debt for the lease. A Debt is retired when it is paid, canceled or defeased. However, Union Carbide or a Restricted Subsidiary may not receive credit for retirement of: Debt that is retired at maturity or through mandatory redemption; Debt of Union Carbide that is subordinated to the Securities; or Debt, if paid in cash, that is owned by Union Carbide or a Restricted Subsidiary.

          In clauses (3) and (4) above, Sale-Leaseback Transactions and Liens are treated equally. Therefore, if Union Carbide or a Restricted Subsidiary could create a Lien on a property, it may enter into a Sale-Leaseback Transaction to the same extent.

Consolidation, Merger or Transfer of Assets

          Union Carbide will not consolidate with or merge into, or transfer all or substantially all of its assets to, any person, unless

          (1) the person is organized under the laws of the United States or a State within the United States;

          (2) the person assumes by supplemental indenture all the obligations of Union Carbide under the Indenture, the Securities;

          (3)  immediately after the transaction no default exists; and

          (4) if, as a result of the transaction, a Restricted Property would become subject to a Lien not permitted by the "Limitation on Liens" covenant, Union Carbide or such person secures the Securities equally and ratably with or prior to all obligations secured by the Lien.

          The successor will be substituted for Union Carbide, and all obligations of Union Carbide under the Indenture and the Securities will terminate.


Exchange of Securities

          Unless otherwise set forth in the accompanying prospectus supplement, certificates for Securities may be exchanged for an equal aggregate principal amount of certificates for Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the certificates at an agency of Union Carbide maintained for such purpose and upon fulfillment of all other requirements of the agent.

Defaults and Remedies

          An "Event of Default" regarding a series of Securities will occur if:

          (1) Union Carbide fails to make any payment of interest on any Securities of the series when the payment becomes due and continues not to make such payment for a period of 10 days;

          (2) Union Carbide fails to make a payment of the principal of any Securities of the series when the payment becomes due at maturity or upon redemption, acceleration or otherwise;

          (3) Union Carbide fails to perform any of its other agreements relating to the series and such failure continues for 90 days after the notice described below;

          (4) Union Carbide pursuant to or within the meaning of any bankruptcy law (as defined below):

               (A)  initiates a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a custodian (as defined below) for it or for all or substantially all of its property, or

               (D) makes a general assignment for the benefit of its creditors;

          (5) a court of competent jurisdiction enters an order or decree under any bankruptcy law that:

               (A) is for relief against Union Carbide in an involuntary case,

               (B) appoints a custodian for Union Carbide or for all or substantially all of its property, or

               (C)  orders the liquidation of Union Carbide;
                    and the order or decree remains unstayed and in effect for 60 days; or

          (6)  any other Event of Default provided for in the series occurs.

          The term "bankruptcy law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "custodian" means any receiver, trustee, assignee, liquidator or a similar official under any bankruptcy law.

          Failure to perform under clause (3) above is not an Event of Default until the trustee or the holders of at least 25% of the principal amount of the series notify Union Carbide of the failure and Union Carbide does not cure the default within the time specified after receipt of the notice.

          Subject to certain limitations, holders of a majority in principal amount of the Securities of the series may direct the trustee in its exercise of any trust or power. The trustee may withhold from securityholders of the series notice of any continuing default (except a default in payment of principal or interest) if the trustee determines that withholding notice is in the securityholders interest.

          The Indenture does not have a cross-default provision. Thus, a default by Union Carbide or a Subsidiary on any other debt would not constitute an Event of Default.

          If an Event of Default occurs and continues on a series, the trustee or the holders of at least 25% of the principal amount of the series may declare the principal and interest on all Securities of the series due and payable immediately upon notice to Union Carbide. If an Event of Default occurs and continues on a series, the trustee or, upon satisfaction of certain conditions, a holder may pursue any available remedy to collect the principal and interest due on the series, enforce the performance of any provisions regarding the series or protect the rights of the trustee and holders of the series. The trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities of the series.

Amendments and Waivers

          Unless the bond resolution establishing the terms of a series provides otherwise, the Indenture and the Securities may be amended, and any default may be waived as follows:

          The Securities and the Indenture may be amended with the consent of the holders of a majority in principal amount of the Securities of all series affected voting as one class. As discussed above under "General," Union Carbide has the right to issue an unlimited amount of Securities under the

Indenture. A default on a series may be waived with the consent of the holders of a majority in principal amount of the Securities of the series. However, without the consent of each Securityholder affected, no amendment or waiver may

          (1) reduce the amount of Securities whose holders must consent to an amendment or waiver,

          (2) reduce the interest on or change the time for payment of interest on any Security,

          (3)  change the fixed maturity of any Security,

          (4) reduce the principal of any non-discounted security or reduce the amount of principal of any discounted security that would be due on acceleration,

          (5) change the currency in which principal or interest on a Security is payable, or

          (6) waive any default in payment of interest on or principal of a Security.

          The Indenture or the Securities may be amended without the consent of the securityholder as follows:

          (1)  to cure any ambiguity, omission, defect or inconsistency;

          (2) to provide for assumption of Union Carbide's obligations to securityholders in the event of a merger or consolidation requiring such assumption;

          (3) to provide that specific provisions of the Indenture not apply to a series of Securities not previously issued;

          (4)  to create a series and establish its terms;

          (5)  to provide for a separate trustee for one or more series; or

          (6) to make any change that does not materially adversely affect the rights of any securityholder.

Legal Defeasance and Covenant Defeasance

          Securities of a series may be discharged in accordance with their terms and, unless the bond resolution establishing the terms of the series provides otherwise, as set forth below. Union Carbide at any time may terminate as to a series all of its obligations (except for certain obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a Security, to replace destroyed, lost or stolen Securities, and to maintain agencies in respect of the Securities) with respect to the Securities of the series and the Indenture ("legal defeasance"). Union Carbide may also, at any time, terminate as to a series its obligations with respect to the Securities under the covenants described under "Covenants" ("covenant defeasance").

          Union Carbide may exercise its legal defeasance option even after the exercise of its covenant defeasance option. If Union Carbide exercises its legal defeasance option, a series may not be accelerated because of an Event of Default. If Union Carbide exercises its covenant defeasance option, a series may not be accelerated by reference to the covenants described under "Covenants."

          To exercise either the legal defeasance or covenant defeasance option regarding a series, Union Carbide must deposit in trust (the "defeasance trust") with the trustee money or U.S. government obligations for the payment of principal, premium, if any, and interest on the Securities of the series to redemption or maturity and must comply with certain other conditions. In particular, Union Carbide must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for Federal income tax purposes. "U.S. government obligations" are direct obligations of the United States of America which have the full faith and credit of the United States of America pledged for payment and which are not callable at the issuer's option, or certificates representing an ownership interest in such obligations.

Global Securities

          Global Securities may be issued in certificated or uncertificated form and in either temporary or permanent form. If Securities of a series are to be issued as global Securities, one or more global Securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding Securities of the series to be represented by the global Security or Securities.

          Ownership of beneficial interests in global Securities will be limited to persons that have accounts with the depositary ("participants") or persons that may hold interests through participants. Ownership interests in global Securities will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for such global Securities regarding a participant's interest and records maintained by participants regarding interests of persons other than participants.

          Unless otherwise stated in a prospectus supplement, payment of principal of and any premium and interest on the book-entry Securities represented by a global Security will be made to the depositary or its nominee, as the case may be, as the sole registered owner and the sole holder of the book-entry Securities represented thereby for all purposes under the Indenture. Neither Union Carbide or the trustee, nor any agent of Union Carbide or the trustee, will have any responsibility or liability for any acts or omissions of the depositary, for any records of the depositary relating to beneficial ownership interests in any global Security or for any transactions between the depositary and beneficial owners.

          Upon receipt of any payment of principal of or any premium or interest on a global Security, the depositary will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global Security as shown on the records of the depositary. Payments by participants to owners of beneficial interests in global Securities held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for customer accounts registered in "street name," and will be the sole responsibility of such participants.

          Unless otherwise stated in a prospectus supplement, global Securities will not be transferred except as a whole by the depositary to a nominee of the depositary. Global Securities will be exchangeable only if:

          (i) the depositary notifies Union Carbide that it is unwilling or unable to continue as depositary for such global Securities or if at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"),

         (ii) Union Carbide in its sole discretion determines that such global Securities shall be exchangeable for definitive Securities in registered form, or

        (iii) an Event of Default with respect to the series of Securities represented by such global Securities has occurred and is continuing. Any global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for registered securities issuable in denominations of $1,000 and integral multiples thereof and registered in such names as the depositary holding such global Security shall direct.

Subject to the foregoing, the global Security is not exchangeable, except for a global Security of like denomination to be registered in the name of the depositary or its nominee.

          As long as the depositary for global Securities of a series, or its nominee, is the registered owner of the global Securities, the depositary or nominee, as the case may be, will be considered the sole holder of Securities represented by the global Securities for the purposes of receiving payment on such global Securities, receiving notices and for all other purposes under the Indenture and the global Securities. Except as provided above, owners of beneficial interests in global Securities of a series will not be entitled to receive physical delivery of Securities of such series in definitive form and will not be considered the holders thereof for any purpose under the Indenture. Accordingly, each person owning a beneficial interest in a global Security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The depositary may grant proxies and otherwise authorize partici-pants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the Indenture. Union Carbide understands that under existing industry practices, in the event that Union Carbide requests any action of holders or that an owner of a beneficial interest in such a global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such partici-pants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

          Unless otherwise specified in a prospectus supplement relating to Securities of a series to be issued as global Securities, the depositary will be The Depository Trust Company ("DTC"). DTC has advised Union Carbide that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (which may include the underwriters, dealers or agents with respect to the Securities), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant either directly or indirectly.

Trustee

          The trustee for a series of Securities will be named in the prospectus supplement for the series.

          Union Carbide may remove the trustee if certain events occur. Union Carbide also may remove the trustee with or without cause if Union Carbide notifies the trustee six months in advance and if no Default occurs during the six-month period.


                         PLAN OF DISTRIBUTION

          Union Carbide may sell Securities in any of the following ways:

          (1)  through underwriters or dealers;
          (2)  directly to one or more purchasers; or
          (3)  through agents.

          The prospectus supplement regarding the Securities being offered by the prospectus supplement will indicate the terms of the offering of the Securities, including the name or names of any underwriters or agents, the purchase price of the Securities and the proceeds to Union Carbide from the sale of the Securities. The prospectus supplement will also indicate any underwriting discounts, commissions and other items that make up the underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any
securities exchanges on which such Securities may be listed.   Any underwriter
or agent may be deemed to be an underwriter as that term is defined in the Securities Act of 1933.

          If underwriters are used in the sale of Securities, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates (which may be represented by managing underwriters designated by Union Carbide), or directly by one or more underwriters acting alone. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the Securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

          The Securities may be sold directly by Union Carbide or through agents selected by Union Carbide from time to time. The prospectus supplement regarding any Securities sold in this manner will indicate the name of any agent involved in the offer or sale of the Securities as well as any commissions payable by Union Carbide to the agent. Unless otherwise indicated in the prospectus supplement, the agent will act on a best efforts basis for the period of its appointment.

          If dealers are used in the sale of any Securities, Union Carbide will sell the Securities to the dealers, as principal. Any dealer may then resell the Securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be indicated in the prospectus supplement regarding the Securities being offered by that prospectus.

          If so indicated in the prospectus supplement, Union Carbide will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Securities from Union Carbide at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for the solicitation of such contracts.

          It has not been determined whether any Securities will be listed on a securities exchange. Underwriters will not be obligated to make a market in any Securities. Union Carbide cannot predict the activity of trading in, or liquidity of, any Securities.

          Agents, underwriters and dealers may be entitled, under agreements entered into with Union Carbide, to indemnification by Union Carbide against certain civil liabilities, including liabilities under the Securities Act of 1933 or to contribution with respect to payments which the agents, underwriters or dealers may be required to make in respect thereof. Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for Union Carbide in the ordinary course of business.





                             LEGAL OPINIONS

          Certain legal matters in connection with the Securities will be passed upon for Union Carbide by Bruce D. Fitzgerald, Vice-President, General Counsel and Secretary of Union Carbide or by Phyllis Savage, Assistant General Counsel and Chief Finance and Securities Counsel of Union Carbide, or by other counsel selected by Union Carbide, and for the agents, underwriters and dealers by Davis Polk & Wardwell, New York, NY, or by other counsel satisfactory to the relevant agents, underwriters or dealers. At March 31, 1999, Mr. Fitzgerald owned 8,050 shares of Union Carbide's common stock including shares allocated pursuant to Union Carbide's employee stock ownership plan and Ms. Savage owned 4,416 shares of Union Carbide common stock including shares allocated pursuant to Union Carbide's employee stock ownership plan. At March 31, 1999, Mr. Fitzgerald held options to purchase 95,300 shares of Union Carbide's common stock and Ms. Savage held options to purchase 33,700 shares of Union Carbide's common stock.

                                 EXPERTS

          Union Carbide's consolidated financial statements and schedule as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 incorporated by reference herein have been incorporated herein in reliance upon the reports of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                  PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.*

SEC filing fee............................  $142,504
Accounting fees and expenses..............     5,000
Legal fees and expenses...................    25,000
Trustee's fees and expenses...............    20,000
Blue sky fees and expenses................     5,000
Printing expenses.........................    10,000
Miscellaneous.............................    23,000
Total.....................................  $230,504

*Except for the SEC filing fee, all expenses are estimated. The above expenses relate to $500,000,000.00 of debt securities, which includes those carried forward from Registration Statement No. 333-59635.

Item 15.  Indemnification of Directors and Officers.

          Sections 721 through 726 of the New York Business Corporation Law provide for indemnification of directors and officers. If a director or officer is successful on the merits or otherwise in a legal proceeding, the director must be indemnified to the extent the director was successful. Additionally, indemnification is permitted in both third-party and derivative suits if the director acted in good faith and for a purpose the director reasonably believed was in the best interests of Union Carbide, and if, in the case of a criminal proceeding, the director had no reasonable cause to believe his conduct was unlawful.

          Indemnification under this provision applies to judgments, fines, amounts paid in settlement and reasonable expenses, in the case of third party actions, and amounts paid in settlement and reasonable expenses, in the case of derivative actions. In a derivative action, however, a director or officer may not be indemnified for amounts paid to settle such a suit or for any claim, issue or matter as to which such person shall have been adjudged liable to Union Carbide absent a court determination that the person is fairly and reasonably entitled to indemnity.

          Notwithstanding the failure of Union Carbide to provide indemnification and despite any contrary resolution of the board or shareholders, indemnification shall be awarded by the proper court pursuant to
Section 724 of the New York Business Corporation Law.

          Under New York law, expenses may be advanced upon receipt of an undertaking by or on behalf of the director or officer to repay the amounts in the event the recipient is ultimately found not to be entitled to indemnification. The advance is conditioned only upon receipt of the undertaking and not upon a finding that the officer or director has met the applicable indemnity standards.

          Article V of Union Carbide's By-Laws requires it to indemnify each of its past, present and future directors, officers and employees to the fullest extent permitted by law for any and all costs and expenses resulting from or relating to any suit or claim arising out of his service to Union Carbide or to other organizations at Union Carbide's request.

          Union Carbide has entered into indemnity agreements with each of its directors and officers which require Union Carbide, among other things, to indemnify each director or officer for all costs and expenses of suits and claims (to the fullest extent permitted by law), and to advance to each director or officer the costs and expenses of defending any suit or claim if such director or officer undertakes to pay back such advances to the extent required by law. These provisions do not apply to any suit or claim voluntarily commenced by the director or officer against Union Carbide, unless the institution of such proceeding was approved by a majority of the Board of Directors or the director or officer is successful on the merits in such proceeding or the proceeding was brought by the director or officer to enforce rights to indemnity, payment or reimbursement under the indemnity agreement. In the event of a change in control or potential change in control of Union Carbide, Union Carbide, at the request of a director or officer is required to create and fund a trust for the benefit of each director or officer in an amount equal to all costs and expenses relating to any suit or claim.

          Section 402 of the New York Business Corporation Law permits a New York corporation to include in its certificate of incorporation provisions eliminating the personal liability of directors to the corporation or its shareholders for any breach of duty in such capacity unless a judgment or final adjudication adverse to the director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained a financial profit or other advantage to which he was not legally entitled or his acts violated Section 719 of the New York Business Corporation Law. The certificate of incorporation of Union Carbide contains a provision eliminating the personal liability of its directors to Union Carbide or its shareholders except to the extent such liability may not be eliminated by law.

          Union Carbide carries directors' and officers' insurance which covers its directors and officers against certain liabilities they may incur when acting in their capacity as directors or officers of Union Carbide. In addition, Section 6 of the Underwriting Agreement (Exhibit 1 hereto) provides for the indemnification of the officers and directors of Union Carbide against certain liabilities.

Item 16.  Exhibits.

          All exhibits are filed herewith, except as indicated.

1. Form of Standard Underwriting Agreement Provisions (including form of Terms Agreement) dated July 1998. See Exhibit 1 to Registration Statement 333-59635, which is incorporated herein by reference.

4.1.1 Form of Indenture to be used by Union Carbide Corporation to issue Securities of Union Carbide Corporation in series. See Exhibit
          1 of Post- Effective Amendment No. 1 to Registration No. 33-63412, which is incorporated by reference herein.

4.1.2 Indenture, dated as of June 1, 1995, between Union Carbide Corporation and The Chase Manhattan Bank (formerly Chemical Bank), Trustee. See Exhibit 4.1.2 to Registration No. 33-60705, which is incorporated by reference herein.

4.2 Forms of Securities see Exhibits A and B to Exhibit 4.1.1 above.

5 Opinion of Phyllis Savage, Assistant General Counsel and Chief Finance and Securities Counsel of Union Carbide Corporation.

12 Statement re: Computation of Ratio of Earnings to Fixed Charges of Union Carbide- Five Years ended December 31, 1998.

23.1      Consent of KPMG LLP, independent auditors.

23.2      Consent of Counsel (included in Exhibit 5).

24        Powers of attorney (included on the signature pages hereof).

25.1 Statement of Eligibility under the Trust Indenture Act of 1939 (Form T-1) of The Chase Manhattan Bank, Trustee.

25.2 Statement of Eligibility under the Trust Indenture Act of 1939 (Form T-1) of The Bank of New York, Trustee.

Item 17.  Undertakings.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by Union Carbide pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by Union Carbide pursuant to Section 13 or
                      Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.


          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of an annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Union Carbide pursuant to the provisions described under Item 15 above, or otherwise, Union Carbide has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Union Carbide of expenses incurred or paid by a director, officer or controlling person of Union Carbide in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Union Carbide will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                               SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, Union Carbide Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Danbury, Connecticut, on April 28, 1999.

                                    UNION CARBIDE CORPORATION


                                    By /s/John J. Wulff
                                       John K. Wulff
                                       Vice-President, Chief Financial
                                       Officer and Controller

                            POWER OF ATTORNEY


               Each person whose signature appears below appoints each of William H. Joyce, Bruce D. Fitzgerald or John K. Wulff his attorney-in-fact and agent, with full power of substitution and resubstitution, to sign and file with the Securities and Exchange Commission any amendments to the Registration Statement (including post-effective amendments), any related registration statements permitted pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any amendments to such registration statements (including post-effective amendments) and to file with the Securities and Exchange Commission one or more supplements to any prospectus included in any of the foregoing, and generally to do anything else necessary or proper in connection therewith.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                              Title                      Date



/s/William H. Joyce             Director, Chairman of           April 28, 1999
William H. Joyce                the Board, President and
                                Chief Executive Officer






/s/John K. Wulff                Vice-President, Chief           April 28, 1999
John K. Wulff                   Financial Officer and
                                Controller

Signature                              Title                      Date



/s/C. Fred Fetterolf                Director                    April 28, 1999
C. Fred Fetterolf




/s/Rainer E. Gut                    Director                    April 28, 1999
Rainer E. Gut




                                    Director
Vernon E. Jordan, Jr.




/s/Robert D. Kennedy                Director                    April 28, 1999
Robert D. Kennedy




/s/Ronald L. Kuehn                  Director                    April 28, 1999
Ronald L. Kuehn, Jr.




/s/Rozanne L. Ridgway               Director                    April 28, 1999
Rozanne L. Ridgway




/s/James M. Ringler                 Director                    April 28, 1999
James M. Ringler




/s/Paul J. Wilhelm                  Director                    April 28, 1999
Paul J, Wilhelm

_____________________________________________________________________________

                           Registration No. ______________

_____________________________________________________________________________





                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549

                           _______________________


                                  EXHIBITS

                                 FILED WITH

                                  FORM S-3

                            REGISTRATION STATEMENT

                                    UNDER

                          The Securities Act of 1933


                            ______________________


                           UNION CARBIDE CORPORATION

             (Exact name of registrant as specified in its charter)


_____________________________________________________________________________

                           INDEX TO EXHIBITS


Exhibit                                                         Sequential
Number                                                          Page Number


5 Opinion of Phyllis Savage, Assistant General Counsel and Chief Finance and Securities Counsel of Union
          Carbide Corporation

12        Statement re: Computation of Ratio of
          Earnings to Fixed Charges of Union Carbide
          Corporation-Five Years ended December 31, 1998

23        Consent of KPMG LLP, independent auditors

25.1      Statement of Eligibility under the Trust
          Indenture Act of 1939 (Form T-1) of The Chase
          Manhattan Bank, Trustee.

25.2      Statement of Eligibility under the Trust
          Indenture Act of 1939 (Form T-1) of the Bank of
          New York, Trustee.